UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 26, 2007 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

In an 8-K dated December 20, 2006, the Company announced its intention to purchase privately held Do Sports, Inc. The Letter of Intent expired April 7, 2007. Upon further discussions and investigation, the Company has decided not to pursue the acquisition.

On April 9, 2007, the Company entered into a partnership agreement with MediaZone.com, Inc., a leading global online broadcaster specializing in sports, entertainment and international programming, to provide distribution of a DigitalTown channel on MediaZone's new SocialTV web platform. SocialTV, launched in January of this year, provides unique programming from around the world including major events, such as the live global broadcast and syndication of the CCTV's Chinese New Year's Gala, which attracts over 250,000 online viewers, and the upcoming Women's and Men's European League basketball championships.

Under the terms of the three-year agreement, MediaZone's SocialTV will enable a DigitalTown online television channel, and the ability for viewers to interact with each other while watching the content. The channel will provide unique services to DigitalTown's emerging nationwide network of 27,000 community school spirit sites. These sites will provide local access and online services to alumni, boosters, students and local citizens throughout the United States.

The agreement with MediaZone's SocialTV paves the way for local schools and communities in the DigitalTown network to provide users with in-demand content, such as sports coverage and highlights, band, theater and dance performances, art, news and information.

SIGNATURES

Dated: April 12, 007	DIGITALTOWN, INC By: /s/ Richard Pomije Richard. Pomije, CEO